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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 2, 2000


                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)




           DELAWARE                    0-22664                 75-2504748
(State or other jurisdiction          (Commission           (I.R.S. Employer
      of incorporation)              File Number)          Identification No.)


   4510 LAMESA HIGHWAY, SNYDER, TEXAS                             79549
(Address of principal executive offices)                         Zip Code

                                  915-573-1104
              (Registrant's telephone number, including area code)

                                    No Change
         (Former name or former address, if changed since last report.)

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ITEM 5.    OTHER EVENTS.

         On June 2, 2000 the Registrant issued the following press release:

       PATTERSON ENERGY, INC. FINALIZES ACQUISITION OF EIGHT DRILLING RIGS

Snyder, Texas, June 2, 2000 --- PATTERSON ENERGY, INC. (NASDAQ: PTEN) announces that the merger, as previously announced on February 7, 2000 between Patterson Energy, Inc. ("Patterson") and High Valley Drilling, Inc. ("High Valley"), has been consummated. The assets of High Valley consist of eight drilling rigs (four diesel-electric and four mechanical) and other related drilling equipment. The rigs range from 1,000 to 2,500 horsepower with three of the rigs having a depth rating of 25,000 feet and the other five rigs having depth capabilities equal to and greater than 15,000 feet. Consideration for the acquisition included 1,150,000 restricted shares of Patterson's common stock and three-year warrants to acquire an additional 127,000 shares at an exercise price of $22.00 per share. The former High Valley Shareholders have been granted certain demand and piggy-back registration rights with regard to the Patterson shares and warrant shares.

The eight drilling rigs require certain capital expenditures including, but not limited to drill pipe. Patterson's management estimates that these expenditures will approximate $8 to $10 million. One of the rigs is currently operable with three additional rigs expected to be operational by the end of the year. The remaining four rigs are expected to enter the Company's operable drilling fleet by the end of the second fiscal quarter 2001.

Cloyce A. Talbott, Patterson's Chairman and CEO, stated "...The acquired assets represent quality equipment with operational capabilities indicative of Patterson's existing fleet. The rigs will further strengthen the Company's operations in the South Texas and Gulf Coast regions as well as enhance its operations in the Permian Basin and Mid-Continent areas."

Patterson Energy, Inc. a Snyder, Texas based energy company, is one of the leading providers of domestic land-based drilling services to major independent oil and natural gas companies. Patterson currently owns 131 drilling rigs (119 of which are currently operable) with operations in Texas, New Mexico, Utah, Oklahoma and Louisiana.

Statements made in this press release that state the Company or management's intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to, the impact of declines in prices of oil and natural gas on the demand for the Company's services and the associated effect on day rates and rig utilization, industry conditions, integration of acquisitions, demand for oil and natural gas, and the ability to retain management and field personnel. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to, the Company's report on Form 10-K for the year ended December 31, 1999. Copies of these filings may be obtained by contacting the Company or the SEC.

For further information, contact:
Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
Jonathan D. (Jody) Nelson, Vice President-Finance, Chief Financial Officer
(915) 573-1104

investrelations@patenergy.com



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 ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

           (c) EXHIBITS.

               2.1 Agreement and Plan of Merger among Patterson Energy, Inc. and High Valley Drilling, Inc. dated April 3, 2000.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PATTERSON ENERGY, INC.




Date:  August 21, 2000                   By: /s/ CLOYCE A. TALBOTT
                                            ----------------------------------
                                            Cloyce A. Talbott
                                            Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX



EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
 2.1                Agreement and Plan of Merger among Patterson Energy, Inc.
                    and High Valley Drilling, Inc. dated April 3, 2000.